Exhibit 99.1

Minerva Neurosciences Announces Appointment of Dr. David Kupfer to its Board of Directors

WALTHAM, Mass., November 2, 2015 – Minerva Neurosciences, Inc. (Nasdaq: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system (CNS) disorders, today announced the appointment of David J. Kupfer, M.D. to its board of directors, effective immediately.

“Dr. Kupfer’s globally recognized research in recurrent mood disorders has helped to expand the understanding of CNS diseases in many areas,” said Remy Luthringer, Ph.D., president and chief executive officer of Minerva. “These include long-term treatment strategies, the pathogenesis of psychiatric disorders, and the relationship of these diseases to predictive biomarkers and biological pathways.”

“Dr. Kupfer’s extensive experience and insights into psychiatric research will play a vital role as Minerva advances toward pivotal clinical trials with a number of innovative CNS therapies designed to address a range of unmet needs,” said Marc D. Beer, chairman of Minerva.

Dr. Kupfer is an international leader in psychiatry and psychiatric research who has authored more than 1,100 articles, books and book chapters. He chaired the American Psychiatric Association Task Force for the development of the Fifth Edition of the Diagnostic and Statistical Manual of Mental Disorders (DSM-5), which defines the criteria for the diagnosis and classification of mental disorders. Dr. Kupfer received his M.D. from Yale University in 1965. He is Distinguished Professor emeritus of Psychiatry at the University of Pittsburgh School of Medicine, where he chaired that department for 26 years. As director of research at Western Psychiatric Institute and Clinic (WPIC), Dr. Kupfer helped establish WPIC as one of the nation’s preeminent university-based psychiatric research centers. He is founding president of the International Society of Bipolar Disorders and was elected to the National Academy of Medicine (formerly the Institute of Medicine) in 1990.

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of product candidates to treat CNS diseases. Minerva’s proprietary compounds include: MIN-101, in Phase IIb development for the treatment of schizophrenia; MIN-202, in Phase IIa and Phase Ib development for primary insomnia and comorbid insomnia, respectively; MIN-117, in Phase IIa development for the treatment of major depressive disorder; and MIN-301, in pre-clinical development for the treatment of Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market where it trades under the symbol “NERV”. For more information, please visit: www.minervaneurosciences.com/.

Forward-Looking Safe-Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to management’s ability to successfully achieve its goals. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, without limitation, whether any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any of our therapeutic products will be successfully marketed if approved; whether any of our therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our co-development agreements; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, or SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, as filed with the SEC on August 5, 2015. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.